EXHIBIT 3.4

090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the Office of	Business Number E0622132010-3
	Filing Number 20100962535-73
Secretary of State	Filed On 12/28/2010
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

SUPERIOR SILVER MINES, INC.

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 12/27/2010

4. Description of the inaccuracy or defect:

ARTICLE 5 PURPOSE: THE SPECIFIC PURPOSE WAS NOT ATTACHED AND CLIENT PROVIDED INCORRECT CUSTOMIZED 5 PAGE ARTICLES

5. Correction of the inaccuracy or defect:

ARTICLE 5 PURPOSE: BEGINS ON THE 1ST PAGE OF ARTICLES OF INCORPORATION AND CONTINUES ON PAGES 2-3. PAGE 4 IS THE ADDITIONAL DIRECTORS PAGE. CUSTOMIZED 5 PAGE ARTICLES ARE ATTACHED.

6. Signature:

X

Authorized Signature	Title *	Date
	Incorporator	12/28/2010

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.